Exhibit 23.3
                                                                   ------------

                               CONSENT OF COUNSEL

We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption "Tax Considerations" in the Prospectus related to this Registration Statement on Form S-8 filed by Conexant Systems, Inc. in respect of the Applied Telecom, Inc. 2000 Non-Qualified Stock Option Plan.

CHADBOURNE & PARKE LLP

New York, New York
January 30, 2001